SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          June 28, 1996
        Date of Report (Date of earliest event reported)


                     DATAMARK HOLDING, INC.
     (Exact name of Registrant as specified in its charter)


  Delaware                        2-99344-D
87-0422824
(State or other              (Commission File                (IRS
Employer
jurisdiction of              Number)
Identification No.)
Incorporation)


                      348 E. Winchester St.
                   Salt Lake City, Utah 84107
            (Address of principal executive offices)
                           (Zip Code)

                         (801-268-2202)
      (Registrant's telephone number, including area code)
Item 4.  Changes in
Registrant's Certifying Accountant.

    Effective June 28, 1996, the Registrant dismissed Hansen, Barnett & Maxwell ("Hansen") as its certifying accountant. Hansen's reports on the Registrant's financial statements for the years ended June 30, 1995 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles.

    The Registrant's board of directors unanimously approved dismissal of Hansen.

    During Registrant's two most recent fiscal years ended June 30, 1995 and 1994 and the interim period subsequent to June 30, 1995, there were no disagreements, as defined in Regulation S-K Item 304, with Hansen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Hansen to make a reference to the subject matter of the disagreement in connection with its reports.

    On June 28, 1996, the Registrant engaged Arthur Andersen LLP
("Andersen") to perform its audits and provide various accounting services thereafter. The Registrant did not consult with Andersen prior to such date regarding any reportable matter.

    The Registrant has provided Hansen with a copy of this report prior to filing this report with the Securities and Exchange Commission. The
Registrant has requested Hansen to furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this report and if not, stating the respects in which it does not agree. The letter is filed as an exhibit to this report.

Item 7.   Financial Statements and Exhibits

    The following exhibit is filed herewith:

    16.1  Letter re change in certifying accountant.

                          SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DATAMARK HOLDING,
INC.



Date July 10, 1996                        By: /s/ James Egide
                                          James Egide, Chief
Financial Officer

Exhibit 16.1






July 10, 1996



Securities and Exchange Commission
Washington, D.C.  20549

          Re:   Datamark Holding, Inc.

Ladies and Gentlemen:

We have read the statements made by Datamark Holding, Inc. in Item 4 of its Form 8-K dated June 28, 1996 regarding the change in certifying accountants. We agree with the statements.

                             Sincerely,



                             HANSEN, BARNETT & MAXWELL